As filed with the Securities and Exchange Commission on November 15, 2012

Registration No. 333-182470

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NORTHWEST BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8731	94-3306718
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4800 Montgomery Lane, Suite 800
Bethesda, MD 20814
(240) 497-9024

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Linda F. Powers
Chief Executive Officer
4800 Montgomery Lane, Suite 800
Bethesda, MD 20814
(240) 497-9024

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Jeffrey J. Fessler, Esq. Marcelle S. Balcombe, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700 Facsimile: (212) 930-9725	Yvan-Claude Pierre, Esq. Daniel I. Goldberg, Esq. Reed Smith LLP 599 Lexington Avenue New York, NY 10022 Telephone: (212) 521-5400 Facsimile: (212) 521-5450

Approximate date of commencement of proposed sale to the public : As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-182470) of Northwest Biotherapeutics, Inc. is being filed solely to file XBRL interactive data. Accordingly this Amendment No. 2 consists solely of the facing page, this explanatory note, the XBRL interactive data and the signature page. This filing does not modify any provision of the Registration Statement except as specifically noted herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on November 15, 2012.

NORTHWEST BIOTHERAPEUTICS, INC.

By:	/s/ Linda Powers Linda Powers Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer) and Chairperson

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Linda Powers Linda Powers	Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer) and Chairperson	November 15, 2012
/s/ Alton Boynton* Alton Boynton	Chief Scientific Officer and Director	November 15, 2012
/s/ Robert Farmer * Robert Farmer	Director	November 15, 2012
/s/ Dr. Navid Malik* Dr. Navid Malik	Director	November 15, 2012
/s/ Jerry Jasinowski* Jerry Jasinowski	Director	November 15, 2012
* By:	/s/ Linda Powers Linda Powers Attorney-in-fact